UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2012

AB&T Financial Corporation

(Exact name of registrant as specified in its charter)

North Carolina	000-53249	26-2588442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 West Main Avenue, Gastonia, North Carolina	28054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 867-5828

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 7, 2012, AB&T Financial Corporation, the bank holding company for Alliance Bank & Trust Company (the “Bank”), entered into a written agreement with the Federal Reserve Bank of Richmond (the “Reserve Bank”) (the final written agreement, as executed by the parties, is herein called the “Written Agreement”). The description of the Written Agreement set forth below is qualified in its entirety by reference to the Written Agreement, a copy of which is filed herewith as exhibit 10.1 and incorporated herein by reference.

Source of Strength. Under the terms of the Written Agreement, the Company is required to take appropriate steps to fully utilize its financial and managerial resources to serve as a source of strength to the Bank, and ensure that the Bank complies with the requirements of the consent order issued by the Federal Deposit Insurance Corporation and the North Carolina Office of the Commissioner of Banks.

Dividends. The Written Agreement prohibits the Company’s payment of any dividends without the prior approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Federal Reserve Board of Governors. It also prohibits the Company from directly or indirectly taking any dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

Debt and Stock Redemption. The Written Agreement requires that the Company not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the Reserve Bank. The Reserve Bank’s prior written approval is also required for the Company to purchase or redeem, directly or indirectly, any shares of its capital stock.

Affiliate Transactions. The Written Agreement requires that the Company ensure the Bank’s compliance with sections 23A and 23B of the Federal Reserve Act as well as Regulation W (12 C.F.R. Part 223) in all transactions between the Bank and its affiliates, including the Company. Such transactions include the transfer, sale, or purchase of a Bank asset; the direct or indirect payment of an obligation of the Company; the payment by the Bank of management or service fees to the Company; or any extension of credit by the Bank to the Company. The Company is also required to submit to the Reserve Bank a written plan to reimburse the Bank for a loan the Bank made to the Company.

Compliance. The Written Agreement requires that the Company comply with applicable notice provisions when it appoints a new director or senior executive officer or when it changes a senior executive officer’s responsibilities; the Company must also comply with certain regulatory restrictions on indemnification and severance payments.

Progress Reports. The Written Agreement requires that the Company file a written progress report within 30 days after the end of each calendar quarter while the Written Agreement remains in effect.

The Written Agreement will remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

The foregoing description of the Written Agreement is a summary and does not purport to be a complete description of all of the terms of the Written Agreement.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Written Agreement by and between AB&T Financial Corporation and the Federal Reserve Bank of Richmond

Caution About Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB&T Financial Corporation
(Registrant)

Date	May 11, 2012

/s/ Daniel C. Ayscue
Daniel C. Ayscue
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Written Agreement by and between AB&T Financial Corporation and the Federal Reserve Bank of Richmond